                                                                 Exhibit 10(q)-7

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this 10th day of September, 1998, by and between THE WASHINGTON WATER POWER COMPANY, a Washington corporation, whose principal place of business is located at 1411 East Mission Avenue, Spokane, Washington ("WWP" or the "Company") and David J. Meyer (the "Employee"), an individual currently residing in Spokane, Washington. The Company or the Employee may hereafter be referred to individually as a "Party" or collectively as the "Parties."

        WHEREAS, the Company wishes to employ the Employee as Senior Vice President and General Counsel, and the Employee wishes to accept such employment;

        WHEREAS, the Company and the Employee desire to enter into this Employment Agreement setting forth the terms and conditions of employment;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the Parties agree as follows:

        1.      Employment and Duties.

               1.1 The Company, and any successor thereto, agree to employ Employee and Employee agrees to be employed by the Company beginning as of the Effective Date of this Agreement, subject to the terms and conditions of this Agreement. The Effective Date of this Agreement is September 16, 1998. Employee agrees to begin performing the services as contemplated herein as soon as is reasonably practicable after the Effective Date, after giving any required notice to his existing employer.

               1.2 From the Effective Date, and for the term of this Agreement, Employee shall serve as General Counsel, and, subject to ratification and approval by the Board of Directors of the Company, shall also hold the office of Senior Vice President. Employee shall perform such duties and exercise such powers as are customarily expected of the Senior Vice President and General Counsel of business organizations which are similar to the Company. Such titles, authority, duties and responsibilities may be changed from time to time only by mutual written agreement of the Parties.

               1.3 Employee's period of employment under this Agreement shall be for a period of five (5) years, beginning as of the Effective Date of this Agreement ("Initial Term"), and shall continue thereafter, on a year-to-year basis, unless terminated by written notice delivered to Employee not less than twelve (12) months prior to any anniversary date following the Initial Term. The Initial Term, plus any year-to-year renewals, shall collectively constitute the "Employment Period."

               1.4 Employee shall, during the period of the employment by Company, devote his entire business time, energy and best efforts to the business and affairs of the Company and not engage, directly or indirectly, in any other business or businesses to the extent such activity would be contrary to the interests of Company or any Affiliate of Company or would detract from Employee's ability to perform his duties under this Agreement.

               1.5 Employee shall be subject to the policies and procedures adopted, established or amended by Company from time to time which are applicable to all employees generally, except where inconsistent herewith.

        2. Compensation and Benefits. During the term of this Agreement the Company agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

               2.1 Base Salary. The Company shall pay Employee an annual base salary of Two Hundred and Forty Thousand ($240,000.00), payable not less often than monthly in equal installments, which salary shall be subject to prospective adjustment from time to time by the Board of Directors of the Company, in its sole discretion, but shall not be reduced during the term of this Agreement. An increase in annual base salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

               2.2 Signing Bonus. On the Effective Date, the Company shall award Employee a signing bonus of $200,000 (the "Signing Bonus"). In the event that Employee terminates his employment with the Company prior to the expiration of the Employment Period, other than for Good Reason (as defined below), Employee shall repay to the Company, within sixty (60) days of date of termination, the amount of the Signing Bonus as is proportionate to the period of time remaining in the Employment Period.

               2.3 Restricted Stock Award. Employee shall be awarded restricted shares of the Company's Common Stock (the "Common Stock") having a fair market value on the Effective Date equal to $200,000. This award will vest at me rate of 25% on each of the first four anniversaries of the Effective Date. For purposes of this section, the "fair market value" of the Common Stock means the average of the high and low trading prices on the applicable day. This award shall be made by the Company as soon as reasonably practicable following the Effective Date. Regardless of the date this award is made, the number of restricted shares awarded to Employee shall be calculated as described in the first sentence of this section 2.3.

               2.4 Stock Option Grant. On the Effective Date, Employee shall be awarded an option to purchase 20,000 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on the Effective Date. These options will vest at the rate of 25% on each of the first four anniversaries of the Effective Date.

               2.5 Incentive. Retirement. and Welfare Benefit Plans. During the term of this Agreement, and so long as he is employed by the Company, Employee shall be eligible to participate in all incentive, stock option, restricted stock, performance unit or share, savings, retirement, health insurance or health care plan, life insurance, disability insurance and welfare plans, practices, policies and programs, including indemnification and a change of control agreements, presently available or offered generally to other senior executives of the Company, except with respect to any benefits under any plan, practice, policy or program to which the Employee has waived his rights in writing. As of the Effective Date, Employee shall be deemed to be an eligible Employee to participate in the supplemental executive retirement plan and other pension/benefit plans of the Company (or in the applicable successor plans thereto), on terms not less favorable than those now in effect, and with termination/death/disability benefits accrued and vesting as of the Effective Date, and calculated on the basis of not less than twenty years of credited benefit service (@ 2.5%) for these and any other plans or programs relating to termination, death, disability, and based on a level of final average earnings of not less than the Employee's annual base salary and bonus/incentive compensation earned during his first full year of employment.

               2.6 Other Fringe Benefits. During the term of this Agreement, Employee shall be entitled to other fringe benefits provided by Company policy to officers or senior executives of the Company. In addition, Employee shall also be entitled to not less than thirty (30) days paid Leave pursuant to the Company's One-Leave Program (as currently in effect or as may be modified from time to time).

        3. Termination. Employment of Employee under this Agreement may be terminated as follows:

               3.1 By the Company. With or without Cause (as defined below), the Company may terminate the Employment of Employee at any time during the Employment Period upon giving Notice of Termination (as defined below).

               3.2 By Executive. With or without Good Reason (as defined below), Employee may terminate his employment at any time during the Employment Period upon giving Notice of Termination.

               3.3 Automatic Termination. This Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total disability" as used herein shall mean permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Termination under this Section
3.3 shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by the Board of Directors of Employee's total disability, as defined herein.

               3.4 Notice. Except as otherwise provided in Section 1.3, The term "Notice of Termination" shall mean at least twenty (20) days' written notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that the Company may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such twenty (20) day period expires.

               3.5 Cause. Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" is limited to the occurrence of one or more of the following events:

               (a) The willful failure or refusal to carry out the lawful duties of Employee described herein or any directions of the Board of Directors of the Company, which directions are reasonably consistent with the duties set forth herein to be performed by the Employee;

               (b) Violation by Employee of a state or federal criminal law involving the commission of a crime against the Company or a felony;

               (c) Current use by Employee of illegal substances, deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent the Company with the public; any act or omission by Employee which substantially impairs the Company's business, goodwill or reputation; or any other misconduct; or

               (d) Any other material and willful violation of any provision of this Agreement.

               3.6 Good Reason. Whenever reference is made in this Agreement to termination being with or without Good Reason, "Good Reason" is limited to the occurrence of one or more of the following events:

               (a) The reduction in the Employee's annual base salary and other entitlements specified in this Agreement or the reduction in the value of other bonus payments or equity awards that Employee is eligible to receive under this Agreement (provided, however, that Good Reason shall not exist under this Section 3.6(a) in the event Employee does not actually realize such values because of failure to satisfy performance or other criteria applicable to such bonus payments or equity awards);

               (b) The material diminution, change or reduction without his consent of the Employee's title, authority, duties or responsibilities;

               (c) The Company requiring Employee without his consent to be based at any offices or locations other than his location as of the Effective Date of this Agreement; or

               (d) Any breach by the Company of any other material provision of this Agreement.

        4. Termination Payments. In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 4.

               4.1 Termination by the Company. If the Company terminates the Employee's employment without Cause prior to the end of the Employment Period,
(a) (i) Employee shall be entitled to receive termination payments equal to the greater of twenty-four (24) months' annual base salary or the annual base salary Employee would have received if his employment hereunder had continued until the end of the Employment Period; (ii) the restricted stock award granted to Employee under Section 2.3 hereof will vest in full; and (iii) vesting of all other equity awards or stock options granted to Employee pursuant to this Agreement will accelerate on the date of termination, but only up to the percentages that would have been vested had Employee remained in regular employment with the Company to the end of the Employment Period; (iv) the Company shall pay to or cause to be paid to the Employee, pursuant to the terms of the respective plans, based on the Employee's annual base salary at the time Notice of Termination is given, the value of all benefits to which the Employee would have been entitled had he remained in the employment of the Company until the end of the Employment Period, under the Company's pension plans, supplemental executive retirement plans, disability plans and such other benefit plans as may be adopted from time to time during the Employee's employment with the Company; and (v) the Company shall continue medical and welfare benefits for the Employee and the Employee's spouse at least equal to those which would have been provided if the Employee's employment had not been terminated, such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies of the Company as in effect and applicable generally to other senior executives of the Company and their families; and (b) Employee shall be entitled to receive any unpaid annual base salary which has accrued for services already performed as of the date termination of Employee's employment becomes effective, and any earned and unpaid incentives, as well as any vested pension and benefit rights. For purposes of determining under clause (a)(iii) above whether equity awards or options that vest upon achievement of stock price appreciation goals would have been vested at the end of the Employment Period, a 15% annual growth rate in the market price of the Common Stock from the date of termination of employment shall be assumed.

        If Employee is terminated by the Company for Cause, Employee shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (b) above.

               4.2 Termination by Employee. In the case of the termination of Employee's employment by Employee other than for Good Reason, Employee shall not be entitled to any payments hereunder, other than those set forth in Section 4.1(b) hereof. In the case of the termination of Employee's employment for Good Reason, Employee shall be entitled to receive those payments set forth in
Section 4.1(a) and (b) hereof.

               4.3 Expiration of Term. In the case of a termination of Employee's employment as a result of the expiration of the Employment Period, Employee shall not be entitled to receive any payments hereunder, other than those set forth in Section 4.1(b) hereof.

               4.4 Termination Because of Death or Total Disability. In the event of a termination of Employee's employment because of his death or total disability, Employee or his Personal Representative shall be entitled to receive termination payments in accordance with the Company's Executive Income Continuation Plan, or any successor plan thereto generally applicable to the Company's executive officers.

               4.5 Payment Schedule. All payments under this Section 4 shall be made to the Employee at the same interval as payments of salary were made to Employee immediately prior to termination.

        5. Confidential Information. Employee acknowledges that the Company's business is highly competitive and that the Company's books, records and documents, the Company's technical information concerning its products, equipment, services and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning the Company's customers and business Affiliates, all compromise confidential business information and trade secrets of the Company which are valuable, special, and unique assets of the Company which the Company uses in its business to obtain a competitive advantage over the Company's competitors which do not know or use this information. Employee further acknowledges that protection of the Company's confidential business information and trade secrets against unauthorized disclosure and use, is of critical importance to the Company in maintaining its competitive position. Accordingly, Employee hereby agrees that he will not, at any time during or after his employment by the Company, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except for the benefit of, and on behalf of the Company, or make any use thereof, except for the benefit of and on behalf of the Company. For the purposes of this Section, the term the "Company" shall also include Affiliates of the Company.

        6. Return of Materials. In the event of the termination of Employee's employment with the Company or the expiration of this Agreement, Employee will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to the Company which pertain to his employment with the Company or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies of other reproductions of the foregoing.

        7. Notice and Cure of Breach. Whenever a breach of this Agreement by either Party is relied upon as justification for any action taken by the other Party pursuant to any provisions of this Agreement, other than pursuant to the definition of "Cause" set forth in Section 3 hereof, before such action is taken, the Party asserting the breach of this Agreement shall give the other Party at least twenty (20) days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the Party purportedly in breach of this Agreement the opportunity to correct such breach during the twenty (20) day period.

        8. Form of Notice. All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by reputable overnight courier, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof. Such notice shall be effective upon receipt or upon refusal of the addressee to accept delivery.

        If to Employee:               The Washington Water Power Company
                                      East 1411 Mission Avenue
                                      Spokane, Washington

        If to the Company:            The Washington Water Power Company
                                      East 1411 Mission Avenue
                                      Spokane, Washington


        9. Assignment. This Agreement is personal to the Employee and shall not be assignable by Employee. The Company may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and may be enforceable by the Parties hereto and their respective successors and permitted assigns.

        10. Waivers. No delay or failure by any Party hereto in exercising, protecting or enforcing any of its rights, tides, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a Party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effective (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by the Company and the Employee or chosen in accordance with the AAA Rules, except that the Parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of ninety (90) days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing Party shall be entitled to costs, expenses and reasonable attorney fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

        11. Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either Party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Employee.

        12. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the Parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof; and (c) any court or arbitrator having jurisdiction thereof shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law. Any benefits and payments owing to the Employee under this Agreement shall be a general liability of the Company, and shall be paid from the general assets of the Company, and shall be an unfunded and unsecured promise to pay money in the future, to the extent the Company is unable or has not elected to otherwise fund or secure such payments or administer such payments and benefits under an existing plan or program.

        13.     Miscellaneous.

               13.1 This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by and construed and enforced in accordance with, the Laws of the State of Washington, without regard to any rules governing conflicts of laws.

               13.2 All headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

               13.3 This Agreement, and any amendment or modification entered into pursuant thereto, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

               13.4 This Agreement on the date hereof constitutes the entire agreement between the Company and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

        IN WITNESS WHEREOF the Parties have executed and entered into this Agreement on the date set forth above.

EMPLOYEE:                                 COMPANY:


    /s/ David J. Meyer                    By  /s/ T. M. Matthews
---------------------------------            -----------------------------------
                                          Title  Chairman and CEO
                                                --------------------------------